UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2006

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

c/o 800-885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1

(Address of principal executive offices and Zip Code)

778.786.2523

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 12, 2006, we announced the appointment of Tim Fernback as our Chief Financial Officer.

Mr. Fernback has over a decade of experience financing both private and public companies in Canada. Mr. Fernback was the head of the technology consulting practice for Discovery Capital Corporation, a prominent British Columbia venture capital firm specializing in financing and consulting to technology based start-up ventures, and later oversaw the Investment Banking and Corporate Finance Departments for Western Canadian-based brokerage firm, Wolverton Securities Ltd.

In 2004, Mr. Fernback left Wolverton Securities and was the founder of a boutique technology consulting practice. Since 2002, Mr. Fernback has been an active director of the Okanagan Capital Fund, an Okanagan-based technology venture fund.   Mr. Fernback is a graduate of McMaster University, where he studied molecular biology and biochemistry, and also a graduate of the University of British Columbia, where he completed his MBA with a concentration in Finance.

Mr Fernback is responsible for directing, identifying and evaluating strategic financing and partnering opportunities for our company. Mr. Fernback contributes to the establishment of the overall business support by working closely with the senior management team.

Item 9.01 Financial Statements and Exhibits

99.1 News release dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson

Joel Bellenson

Chief Executive Officer

Date: April 12, 2006